EXHIBIT 99.1
ECHOSTAR ANNOUNCES EARLY REDEMPTION
OF
9 1/8 % SENIOR NOTES
ENGLEWOOD, Colo., Jan. 19, 2006 — EchoStar Communications Corporation (Nasdaq: DISH) announced today that its subsidiary, EchoStar DBS Corporation, has elected to redeem all of its outstanding 9 1/8% Senior Notes due 2009. In accordance with the terms of the indenture governing the notes, the remaining principal amount of the notes of approximately $442 million will be redeemed effective Feb. 17, 2006, at a redemption price of 104.563% of the principal amount, for a total of approximately $462 million. Interest on the notes will be paid through the Feb. 17, 2006, redemption date. The trustee for the notes is the U.S. Bank National Association, telephone 1-800-934-6802. This announcement is neither a request nor an offer for tender of securities of EchoStar Communications Corporation or EchoStar DBS Corporation.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.
About EchoStar
EchoStar Communications Corporation (NASDAQ: DISH) serves more than 12 million satellite TV customers through it s DISH Network, the fastest growing U.S. provider of advanced digital television services in the last six years. DISH Network offers hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. Visit EchoStar’s DISH Network at www.dishnetwork.com or call 1-800-333-DISH (3474).
Press: Marc Lumpkin, 303-723-2010, marc.lumpkin@echostar.com
Investor Relations: Jason Kiser, 303-723-2210, Jason.kiser@echostar.com